We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (No. 33-33012 and No. 333-25699) of U.S. Global Investors, Inc. of our report dated September 28, 1998, appearing in the ANNUAL REPORT TO SHAREHOLDERS which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
PO Box 321
National Westminister House
Le Truchot
St Peter Port
Guernsey
GY1 4ND


September 28, 2000